UNITED STATES OF AMERICA
                                   BEFORE THE
                       SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940
Release No. 24040 /        September 22, 1999

------------------------------------------------------------------------:
In the Matter of                                                        :
                                                                        :
SCUDDER SPAIN AND PORTUGAL FUND, INC.                                   :
345 Park Avenue                                                         :
New York, New York 10154                                                :
                                                                        :
(811-5304)                                                              :
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ORDER UNDER SECTION 8(f) OF THE INVESTMENT COMPANY ACT OF 1940 DECLARING THAT
APPLICANT HAS CEASED TO BE AN INVESTMENT COMPANY

Scudder Spain and Portugal Fund, Inc. filed an application on June 30, 1999, and amended on August 17, 1999, requesting an order under section 8(f) of the Act declaring that it has ceased to be an investment company.

On August 27, 1999, a notice of filing of the application was issued (Investment Company Act Release No. 23981). The notice gave interested persons an opportunity to request a hearing and stated that an order disposing of the application would be issued unless a hearing was ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

The matter has been considered and it is found, on the basis of the information set forth in the application, as amended, that applicant has ceased to be an investment company. Accordingly,

IT IS ORDERED, under section 8(f) of the Act, that applicant's registration under the Act will immediately cease to be in effect.

For the Commission, by the Division of Investment Management, under delegated authority.



                                            Jonathan G. Katz
                                                 Secretary

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                                                /s/Margaret H. McFarland
                                                By:   Margaret H. McFarland
                                                      Deputy Secretary



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SECURITIES AND EXCHANGE COMMISSION

[Release No. IC - 23981    ]

Notice of Applications for Deregistration under Section 8(f) of the Investment Company Act of 1940

August 27, 1999

         The following is a notice of applications for deregistration under section 8(f) of the Investment Company Act of 1940 for the month of August, 1999. A copy of each application may be obtained for a fee at the SEC's Public Reference Branch, 450 Fifth St., N.W., Washington, DC 20549-0102 (tel. 202-942-8090). An order granting each application will be issued unless the SEC orders a hearing. Interested persons may request a hearing on any application by writing to the SEC's Secretary at the address below and serving the relevant applicant with a copy of the request, personally or by mail. Hearing requests should be received by the SEC by 5:30 p.m. on September 21, 1999, and should be accompanied by proof of service on the applicant, in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Secretary, SEC, 450 Fifth Street, N.W., Washington, DC 20549-0609. For Further Information, Contact: Diane L. Titus, at (202) 942-0564, SEC, Division of Investment Management, Office of Investment Company Regulation, 450 Fifth Street, N.W., Washington, DC 20549-0506.

         The Premium Portfolios [File No. 811-7291]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On October 1, 1998, applicant made a liquidating distribution to its securityholders at net asset value per share. Expenses of approximately $10,175 were incurred in connection with the liquidation and were paid by Citibank, N.A., applicant's investment adviser.

Filing Dates: The application was filed on May 25, 1999, and amended on August 2, 1999.

Applicant's Address: Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies.

         The Baird Funds, Inc. [File No. 811-6714]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On June 4, 1999, applicant made a liquidating distribution to its shareholders based on net asset value per share. Expenses of approximately $35,000 were incurred in connection with the liquidation and were paid by applicant.

Filing Dates: The application was filed on June 11, 1999, and amended on August 4, 1999.

Applicant's Address: 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

         Life Cycle Mutual Funds, Inc. [File No. 811-9058]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On December 30, 1998, applicant made a liquidating distribution to its shareholders at net asset value per share. Expenses incurred in connection with the liquidation were $107,796 and were allocated pro rata to each series of applicant.

Filing Dates: The application was filed on April 30, 1999, and amended on August 11, 1999.

Applicant's Address: c/o Joseph V. Del Raso, Esq., Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103-2799.

         MAP-Equity Fund (previously known as Mutual Benefit Fund) [File No. 811-2046]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On June 8, 1999, applicant transferred its assets to MainStay MAP Equity Fund based on net asset value. Expenses of approximately $84,295 incurred in connection with the reorganization were paid by applicant.

Filing Date:  The application was filed on July 30, 1999.

Applicant's Address:  520 Broad Street, Newark, New Jersey 07102.

         Security Capital EuroPacific Real Estate Shares Incorporated [File No. 811-8383]
         Security Capital European Real Estate Shares Incorporated [File No. 811-8533]

Summary: Each applicant seeks an order declaring that it has ceased to be an investment company. Neither applicant has ever made a public offering of its securities and does not propose to make a public offering or engage in business of any kind

Filing Dates: Each application was filed on July 7, 1999, and amended on August 12, 1999.

Applicants' Address:  11 South LaSalle Street, Chicago, Illinois 60603.

         Hyperion Short Duration U.S. Government Fund II [File No. 811-6210] Short Duration U.S. Government Portfolio [File No. 811-6250] Hyperion Government Mortgage Trust [File No. 811-6262]

Summary: Each applicant seeks an order declaring that it has ceased to be an investment company. On August 31, 1995, each applicant made a liquidating distribution to its shareholders at net asset value per share. Expenses of $93,325 were incurred in connection with each liquidation and were paid by the investment adviser to each applicant.

Filing Dates: Hyperion Short Duration U.S. Government Fund II and Short Duration U.S. Government Portfolio filed their applications on July 6, 1999, and Hyperion Government Mortgage Trust filed its application on July 9, 1999. Each application was amended on August 11, 1999.

Applicants' Address:  One Liberty Plaza, 165 Broadway, New York, New York 10006.

         AJL PEPS Trust [File No. 811-7341]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On February 15, 1999, applicant made a liquidating distribution to its shareholders at net asset value per share. Applicant has approximately 30 shareholders who have not surrendered their shares. Assets representing the aggregate liquidation value of applicant's remaining shares are being held by The Bank of New York. Expenses of approximately $30,958 incurred in connection with the liquidation were paid by Morgan Stanley & Co., Incorporated, as sponsor of applicant.

Filing Dates: The application was filed on May 10, 1999, and amended on August 13, 1999.

Applicant's Address: c/o The Bank of New York, 101 Barclay Street, New York, New York 10286.

         The New South Africa Fund, Inc. [File No. 811-8298]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On June 3, 1999, applicant made a liquidating distribution to its shareholders at net asset value per share. Applicant has 49 shareholders who have not surrendered their shares. Funds representing the aggregate liquidation value of applicant's remaining shares are being held by the Custodial Trust Company, applicant's custodian. Expenses of $430,250 incurred in connection with the liquidation were paid by applicant.

Filing Dates: The application was filed on July 28, 1999, and amended on August 19, 1999.

Applicant's Address:  101 Carnegie Center, Princeton, New Jersey 08540.

         SMITH HAYES Trust, Inc. [File No. 811-5463]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On June 21, 1999, applicant transferred its assets to Great Plains Funds based on net asset value. Expenses of $28,400 were incurred in connection with the reorganization and were paid by SMITH HAYES Financial Services Corporation, applicant's distributor.

Filing Dates: The application was filed on July 29, 1999, and amended on August 18, 1999.

Applicant's Address: Centre Terrace, 1225 L Street, P.O. Box 83000, Lincoln, Nebraska 68501-3000.

         Scudder Spain and Portugal Fund, Inc. [File No. 811-5304]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On March 8, 1999, applicant made a liquidating distribution to its securityholders at net asset value. As of August 3, 1999, applicant had 48 securityholders who had not surrendered their shares. State Street Bank and Trust Company is holding funds representing the aggregate liquidation value of applicant's remaining shares. Expenses of approximately $77,600 were incurred in connection with the liquidation, of which applicant's investment adviser paid approximately $25,800, and applicant paid the remaining expenses.

Filing Dates: The application was filed on June 30, 1999, and amended on August 17, 1999.

Applicant's Address:  345 Park Avenue, New York, New York 10154.

         AIM Investment Portfolios [File No. 811-3297]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On December 21, 1998, applicant transferred its assets to AIM Money Market Fund, a series of AIM Funds Group, based on net asset value. Expenses of $95,249 incurred in connection with the reorganization were paid by AIM Advisors Inc., applicant's investment adviser.

Filing Date:  The application was filed on August 11, 1999.

Applicant's Address:  11 Greenway Plaza, Suite 100, Houston, Texas 77046.

         Franklin Life Variable Annuity Fund B [File No. 811-2110]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On April 8, 1999, the shareholders of applicant voted to approve the merger of applicant with two other investment companies. The name of the fund surviving the merger is Franklin Life Variable Annuity Fund, and its Investment Company Act file number is 811-1990. Expenses of $287,065 were incurred in connection with the merger and were paid by The Franklin Life Insurance Company, which had been the investment adviser of applicant during the last five years.

Filing Date:  The application was filed on June 4, 1999.

Applicant's Address:  #1 Franklin Square, Springfield, Illinois 62713.

         Franklin Life Money Market Variable Annuity Fund C [File No. 811-3289]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On April 8, 1999, the shareholders of applicant voted to approve the merger of applicant with two other investment companies. The name of the fund surviving the merger is Franklin Life Variable Annuity Fund, and its Investment Company Act file number is 811-1990. Expenses of $287,065 were incurred in connection with the merger and were paid by The Franklin Life Insurance Company, which had been the investment adviser of applicant during the last five years.

Filing Date: The application was filed on June 4, 1999.

Applicant's Address:  #1 Franklin Square, Springfield, Illinois 62713.

         The Sports Funds Trust [File No. 811-8563]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On February 26, 1999, applicant made a liquidating distribution to its securityholders at net asset value per share. Expenses of $6,289 incurred in connection with the liquidation were paid by applicant.

Filing Date:  The application was filed on August 20, 1999.

Applicant's Address:  610 Pasteur Drive, Suite 2, Greensboro, NC 27403.

         Veredus Funds (formerly Artemis Funds) [File No. 811-8771]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On December 4, 1998, applicant transferred all of its assets and liabilities to Allegheny/Veredus Aggressive Growth Fund (the "Acquiring Fund") based on net asset value. Expenses of $154,701 were incurred in connection with the reorganization, of which the investment advisers for applicant and the Acquiring Fund paid $119,207 and $35,494, respectively.

Filing Dates: The application was filed on May 12, 1999, and amended on August 24, 1999.

Applicant's Address: 6900 Bowling Boulevard, Suite 250, Louisville, Kentucky 40207.

         TCW/DW Global Telecom Trust [File No. 811-7591]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On June 28, 1999, applicant transferred its assets to Morgan Stanley Dean Witter Global Utilities Fund based on net asset value. Expenses of $145,000 incurred in connection with the reorganization were paid by applicant.

Filing Date:  The application was filed on August 24, 1999.

Applicant's Address: Two World Trade Center, 70th Floor, New York, New York
10048.

         Pioneer Intermediate Tax-Free Fund [File No. 811-768]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On March 31, 1999, applicant transferred all of its assets to Pioneer Tax-Free Income Fund (the "Acquiring Fund") based on net asset value per share. Expenses of $45,000 incurred in connection with the reorganization were allocated between applicant and the Acquiring Fund based on their respective net assets.

Filing Date:  The application was filed on August 23, 1999.

Applicant's Address:  60 State Street, Boston, Massachusetts 02109.

         The United Kingdom Fund Inc. [File No. 811-5184]

Summary: Applicant seeks an order declaring that it has ceased to be an investment company. On June 18, 1999, applicant distributed substantially all of its assets to shareholders at net asset value per share. Funds representing the aggregate liquidation value of applicant's remaining shares and a reserve to cover remaining liabilities are held in trust. Expenses of $153,646 incurred in connection with the liquidation were paid by applicant.

Filing Dates: The application was filed on July 27, 1999. Applicant has agreed to file an amendment during the notice period.

Applicant's Address: c/o Merrill Lynch Asset Management, 800 Scudders Mill Road, Legal Advisory-2A, Plainsboro, New Jersey 08536.

         For the Commission, by the Division of Investment Management, pursuant to delegated authority.



                                Jonathan G. Katz
                                    Secretary



                                    /s/Margaret H. McFarland

                                    By:      [Illegible]